                                                                    Exhibit 99.1



[CD&L Logo]
Contacts: Russell Reardon, CFO
          CD&L, Inc.
          (201) 487-7740

FOR IMMEDIATE RELEASE


           CD & L Reports A Near Five Percent Revenue Gain In Quarter

   2003 First Quarter Net Income Increased by $600,000 vs. First Quarter 2002

SOUTH HACKENSACK, N.J., May 22, 2003 - CD&L, Inc. (Amex:CDV), one of the nation's leading providers of customized, time-critical delivery services announced today its First Quarter 2003 results along with the filing of the Company's Quarterly Report on Form 10-Q.
         Revenue for the three months ended March 31, 2003 increased by $1.8 million, or 4.7%, to $40.3 million from $38.5 million for the three months ended March 31, 2002. Net income for the three months ended March 31, 2003 increased by $600,000 to $606,000, or $.08 per basic share, from $6,000 for the three months ended March 31, 2002.
         The improvement in net income was primarily due to an approximately $1.1 million gain on the effective exchange of a note payable for a note receivable that had been written off in 2001, a reduction in interest expense and depreciation of about $185,000 and a reduction of the Company's overhead of $426,000. Severe weather in the Mid-Atlantic and Northeast regions, as well as higher than anticipated start-up costs for the Company's new revenue resulted in a net $664,000 increase in cost of revenue after taking into effect the above mentioned revenue increase. Additionally, the Company recorded an increase in its tax provisions of $400,000 over last year.
         CD&L, Inc., based in South Hackensack, NJ operates 57 facilities in 21 states, with annual revenues of approximately $160,000,000. The Company has over 1,400 employees and utilizes approximately 2,200 independent contractors to provide time-sensitive delivery services to thousands of customers across the country.


                                      # # #

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                           CD&L, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (In thousands, except share information)

                                                                      March 31,            December 31,
                                                                         2003                  2002
                                                                   -----------------    ------------------
                                                                     (Unaudited)

                             ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                 $1,741              $1,452
  Accounts receivable, net                                                  16,001              14,909
  Prepaid expenses and other current assets                                  2,262               2,119
                                                                   -----------------    ------------------
    Total current assets                                                    20,004              18,480

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net                                    1,069               1,233
GOODWILL, net                                                               11,531              11,531
INTANGIBLE ASSETS AND DEFERRED FINANCING COSTS, net
                                                                               605                 661
NOTE RECEIVABLE FROM STOCKHOLDER, net                                            -                   -
OTHER ASSETS                                                                 2,038               1,916
                                                                   -----------------    ------------------
    Total assets                                                           $35,247             $33,821
                                                                   =================    ==================

              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Short-term borrowings                                                     $1,575           $       -
  Current maturities of long-term debt                                       2,968               3,442
  Accounts payable, accrued liabilities and bank overdrafts
                                                                            12,998              12,169
                                                                   -----------------    ------------------
    Total current liabilities                                               17,541              15,611

LONG-TERM DEBT                                                              12,939              14,041
OTHER LONG-TERM LIABILITIES                                                    261                 269
                                                                   -----------------    ------------------
    Total liabilities                                                       30,741              29,921
                                                                   -----------------    ------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
 Preferred stock, $.001 par value; 2,000,000 shares
   authorized; no shares issued and outstanding                                  -                   -
 Common stock, $.001 par value; 30,000,000 shares
   authorized; 7,688,027 shares issued at March 31, 2003 and
   December 31, 2002                                                             8                   8
 Additional paid-in capital                                                 12,883              12,883
 Treasury stock, 29,367 shares at cost                                        (162)               (162)
 Accumulated deficit                                                        (8,223)             (8,829)
                                                                   -----------------    ------------------
    Total stockholders' equity                                               4,506               3,900
                                                                   -----------------    ------------------
    Total liabilities and stockholders' equity                             $35,247             $33,821
                                                                   =================    ==================

                  80 Wesley Street, South Hackensack, NJ 07606
                   Phone: (201) 487-7740 Fax: (201) 489-6974

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                           CD&L, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                For the Three Months Ended
                                                                                         March 31,
                                                                           -----------------------------------
                                                                                2003                2002
                                                                           ----------------    ---------------

Revenue                                                                       $40,307             $38,549

Cost of revenue                                                                33,043              30,621
                                                                           ----------------    ---------------

  Gross profit                                                                  7,264               7,928
                                                                           ----------------    ---------------

Costs and Expenses:

Selling, general, and administrative expenses                                   6,528               6,954
Depreciation and amortization                                                     217                 299
Other (income), net                                                            (1,101)                (50)
Interest expense                                                                  610                 715
                                                                           ----------------    ---------------

  Total Costs and Expenses                                                      6,254               7,918
                                                                           ----------------    ---------------

Income before provision for income taxes                                        1,010                  10

Provision for income taxes                                                        404                   4

                                                                           ----------------    ---------------
  Net income                                                                     $606                  $6
                                                                           ================    ===============

Net income per share:
  Basic                                                                          $.08                $.00
                                                                           ================    ===============
  Diluted                                                                        $.07                $.00
                                                                           ================    ===============

Basic weighted average common shares outstanding                                7,659               7,659
                                                                           ================    ===============

Diluted weighted average common shares outstanding                              8,170               8,167
                                                                           ================    ===============

                  80 Wesley Street, South Hackensack, NJ 07606
                   Phone: (201) 487-7740 Fax: (201) 489-6974